UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Lakewood Towne Center, Lakewood, Washington

On June 25, 2004, we purchased an existing shopping center known as Lakewood Towne Center, containing 578,843 gross leasable square feet. The center is located at Gravelly Lake Drive and 100th Street, in Lakewood, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $81,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Gottschalk's and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Gottschalk's	119,256	21	3.25	03/92	02/12

Burlington Coat Factory	70,533	12	5.50	09/03	08/13

For federal income tax purposes, the depreciable basis in this property will be approximately $60,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Towne Center was rebuilt in 2002 and 2003. As of June 1, 2004, this property was 94% occupied, with a total 544,943 square feet leased to twenty-four tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Pierce Transit	4,200	07/04	33,600	8.00
Wells Fargo Financial	1,750	11/04	18,812	10.75
Rent-A-Center	4,275	05/05	47,025	11.00
Catherine P.S. Plus	4,507	07/05	63,098	14.00
Merino's Fine Custom	1,095	09/06	21,900	20.00
Old Country Buffet	9,500	12/06	118,750	12.50
Old Navy	16,172	01/08	177,892	11.00
Famous Footwear	8,335	10/08	125,025	15.00
Lowes Cineplex	48,229	11/11	517,014	10.72
Barnes & Noble	23,104	01/12	317,680	13.75
Michaels	24,035	02/12	288,420	12.00
Gottschalk's	119,256	02/12	399,997	3.35
Bed Bath & Beyond	30,530	01/13	381,625	12.50
The Dollar Store	15,564	01/13	210,114	13.50
Ross Dress for Less	30,151	01/13	354,274	11.75
Lakewood Dialysis	9,450	03/13	135,418	14.33
Burlington Coat Factory	70,533	08/13	387,932	5.50
Office Depot	18,000	09/13	265,500	14.75
Pier 1 Imports	11,142	02/14	191,531	17.19
La Palma Restaurant	5,120	02/14	102,400	20.00
Avenue	5,682	11/15	90,912	16.00
24 Hour Fitness	20,219	12/16	279,022	13.80
GI Joes	45,005	11/17	540,060	12.00
PetSmart	19,089	01/19	209,979	11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

John's Creek Village, Duluth, Georgia

On June 23, 2004, we purchased a newly constructed shopping center known as John's Creek Village, containing 191,475 gross leasable square feet (which includes 10,078 square feet of ground lease space). The center is located at 11720 Medlock Bridge Road, in Duluth, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $42,503,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $222 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, LA Fitness, Ross Dress For Less and T.J. Maxx, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

LA Fitness	41,000	21	17.00	12/03	04/23

Ross Dress for Less	30,187	16	10.75	05/04	05/14

T.J. Maxx	30,000	16	8.95	09/03	09/13

For federal income tax purposes, the depreciable basis in this property will be approximately $31,877,200. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

John's Creek Village was newly constructed in 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of June 1, 2004, this property was 71% occupied with a total 151,185 square feet leased to nineteen tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Nextel Communications	1,640	11/08	46,740	28.50
American Mattress	6,500	11/08	100,750	15.50
Electronics Boutique	1,200	01/09	36,000	30.00
State Farm Insurance	1,700	01/09	45,050	26.50
T-Mobile	1,500	02/09	51,000	34.00
Cold Stone Creamery	1,360	02/09	39,440	29.00
Portrait Innovations	2,375	04/09	64,125	27.00
Hollywood Video *	5,020	06/09	124,245	24.75
Lane Bryant *	4,860	08/09	132,678	27.30
Hibbett Sporting Goods *	5,000	10/09	72,750	14.55
T.J. Maxx	30,000	09/13	268,500	8.95
Dry Cleaners	1,700	12/13	47,600	28.00
Chipolte Mexican Grill	3,000	12/13	93,000	31.00
Starbucks	1,665	02/14	56,527	33.95
Ross Dress for Less	30,187	05/14	324,510	10.75
Doctor's Visionworks	2,400	03/14	64,800	27.00
LA Fitness	41,000	04/23	697,000	17.00
Chili's (Ground Lease)	5,143	05/09	100,000	N/A
IHOP (Ground Lease)	4,935	12/23	85,000	N/A

* As of June 1, 2004, the tenants have not occupied their space.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Lori J. Foust

Name: Lori J. Foust
Title: Principal Accounting Officer

Date: June 25, 2004